As filed with the Securities and Exchange Commission on May 10, 2017

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	19 Firstfield Road Gaithersburg, Maryland 20878 (240) 654-1450	20-2726770
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification Number)

ALTIMMUNE, INC. 2001 EMPLOYEE STOCK OPTION PLAN

ALTIMMUNE, INC. 2001 NON-EMPLOYEE STOCK OPTION PLAN

ALTIMMUNE, INC. 2017 OMNIBUS INCENTIVE PLAN

(Full title of the plans)

William Enright

President and Chief Executive Officer

Altimmune, Inc.

19 Firstfield Road

Gaithersburg, Maryland 20878

(240) 654-1450

(Name and address of agent for service)

Copies to:

Ori Solomon, Esq.

Proskauer LLP

One International Place

Boston, MA 02110-2600

(617) 526-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company,’’ and ‘‘emerging growth company’’ in Rule 12b–2 of the Exchange Act.

Large Accelerated Filer  ☐            Accelerated Filer  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

Emerging Growth Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share
Altimmune, Inc. 2001 Employee Stock Option Plan (issued)	1,169,194(2)	$3.69(3)	$ 4,314,325.86	$500.03
Altimmune, Inc. 2001 Non-Employee Stock Option Plan (issued)	36,113(2)	$0.21(4)	$7,583.73	$0.88
Altimmune, Inc. 2017 Omnibus Incentive Plan	1,500,000(5)	$6.5276(6)	$9,791,400.00	$1,134.82

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”) this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable.
(2)	Represents shares of Common Stock subject to outstanding stock options that are outstanding as of the date this Registration Statement is being filed.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of outstanding stock awards granted pursuant to the Altimmune, Inc. 2001 Employee Stock Option Plan.
(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of outstanding stock awards granted pursuant to the Altimmune, Inc. 2001 Non-Employee Stock Option Plan.
(5)	Represents shares of Common Stock available for grant or issuance subject to outstanding stock options as of the date this Registration Statement is filed.
(6)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $6.53 per share, the average of the high and low prices of the Common Stock as reported on Nasdaq on May 5, 2017, a date that is within five business days prior to the date on which this Registration Statement is being filed.

EXPLANATORY NOTE

On May 4, 2017, Altimmune, Inc., formerly known as PharmAthene, Inc. (the “Registrant,” “we,” “us” or “our”), completed its business combination with what was then known as Altimmune, Inc. (“Private Altimmune”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 18, 2017 (as amended on March 29, 2017 and as further amended from time to time, the “Merger Agreement”), by and among the Registrant, Mustang Merger Sub Corp I Inc., a Delaware corporation and a direct wholly owned subsidiary of PharmAthene (“Merger Sub Corp”), Mustang Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of PharmAthene (“Merger Sub LLC”), Altimmune, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as a representative of certain security holders of Private Altimmune, pursuant to which Merger Sub Corp merged with and into Private Altimmune, with Altimmune surviving such merger (“Merger 1”), and immediately thereafter, Altimmune merged with and into Merger Sub LLC, with Merger Sub LLC as the surviving entity in such merger (“Merger 2” and together with Merger 1, the “Mergers”). Pursuant to the Merger Agreement, each option to purchase shares of Private Altimmune common stock that was outstanding and unexercised immediately prior to the effective time of the Mergers under the Altimmune, Inc. 2001 Employee Stock Option Plan (the “2001 Employee Plan) and under the Altimmune, Inc. 2001 Non-Employee Stock Option Plan (the “2001 Non-Employee Plan”), whether or not vested, was converted into and became an option to purchase shares of the Registrant’s Common Stock and the Registrant assumed the 2001 Employee Plan and the 2001 Non-Employee Plan.

The Registrant is also filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,500,000 shares of Common Stock issuable to eligible persons under the Altimmune, Inc. 2017 Omnibus Incentive Plan.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (File No. 001-32597) for the fiscal year ended December 31, 2016, filed with the SEC on March 14, 2017.

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC on May 2, 2017.

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 19, 2017, February 1, 2017 (except with respect to Item 7.01 and Exhibit 99.1), March 14, 2017 (except with respect to Item 2.02 and Exhibit 99.1), March 29, 2017, April 27, 2017 and May 8, 2017.

(d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year ended December 31, 2016.

(e) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-32587) filed with the SEC on May 4, 2017, including any other amendments or reports filed for the purposes of updating this description.

(f) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

The Registrant has entered into agreements to indemnify each of its directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit No.	Exhibit Description	Schedule / Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-32587	3.1	November 4, 2009

4.2	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated May 4, 2017	8-K	001-32587	3.1	May 8, 2017

4.3	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated May 4, 2017	8-K	001-32587	3.2	May 8, 2017

4.4	Bylaws of the Registrant, amended and restated as of May 4, 2017	8-K	001-32587	3.3	May 8, 2017

5.1*	Opinion of Proskauer Rose LLP

23.1*	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1*	Power of Attorney (included on the signature page of this Form S-8)

99.1*	Altimmune, Inc. 2001 Employee Stock Option Plan

99.2*	Altimmune, Inc. 2001 Non-Employee Stock Option Plan

99.3	Altimmune, Inc. 2017 Omnibus Incentive Plan†	8-K	001-32587	10.1	May 8, 2017

99.4	Form of Incentive Stock Option Agreement under the Altimmune, Inc. 2017 Omnibus Incentive Plan †	8-K	001-32587	10.2	May 8, 2017

99.5	Form of Non-Qualified Stock Option Agreement under the Altimmune, Inc. 2017 Omnibus Incentive Plan †	8-K	001-32587	10.3	May 8, 2017

*	Provided herewith
†	Note that the name of this plan has been amended to reflect the current name of the Registrant.

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on this 10th day of May, 2017.

ALTIMMUNE, INC.

/s/ William Enright
William Enright
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints William Enright and Elizabeth Czerepak, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Enright William Enright	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2017

/s/ Elizabeth A. Czerepak Elizabeth A. Czerepak	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	May 10, 2017

/s/ David J. Drutz David J. Drutz, M.D.	Chairman of the Board	May 10, 2017

/s/ John M. Gill John M. Gill	Director	May 10, 2017

/s/ Philip L. Hodges Philip L. Hodges	Director	May 10, 2017

/s/ Mitchel B. Sayare Mitchel B. Sayare, Ph.D.	Director	May 10, 2017

/s/ Klaus O. Schafer Klaus O. Schafer, M.D., MPH	Director	May 10, 2017

/s/ Derace L. Schaffer Derace L. Schaffer, M.D.	Director	May 10, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description	Schedule / Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-32587	3.1	November 4, 2009

4.2	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated May 4, 2017	8-K	001-32587	3.1	May 8, 2017

4.3	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated May 4, 2017	8-K	001-32587	3.2	May 8, 2017

4.4	Bylaws of the Registrant, amended and restated as of May 4, 2017	8-K	001-32587	3.3	May 8, 2017

5.1*	Opinion of Proskauer Rose LLP

23.1*	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1*	Power of Attorney (included on the signature page of this Form S-8)

99.1*	Altimmune, Inc. 2001 Employee Stock Option Plan

99.2*	Altimmune, Inc. 2001 Non-Employee Stock Option Plan

99.3	Altimmune, Inc. 2017 Omnibus Incentive Plan†	8-K	001-32587	10.1	May 8, 2017

99.4	Form of Incentive Stock Option Agreement under the Altimmune, Inc. 2017 Omnibus Incentive Plan †	8-K	001-32587	10.2	May 8, 2017

99.5	Form of Non-Qualified Stock Option Agreement under the Altimmune, Inc. 2017 Omnibus Incentive Plan †	8-K	001-32587	10.3	May 8, 2017

*	Provided herewith
†	Note that the name of this plan has been amended to reflect the current name of the Registrant.